EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Techlabs, Inc. of our report dated April 26, 2006 relating to our audit of the consolidated financial statements of Techlabs, Inc. included in the Annual Report on Form 10K for the year ended December 31, 2005.


BAUMANN, RAYMONDO & COMPANY, P.A.

/s/ Baumann, Raymondo & Company, P.A.

December 8, 2006